Exhibit 99.4

THE HEALTHCARE BUSINESSES OF TYCO INTERNATIONAL LTD.
SEGMENT SALES INFORMATION (Unaudited)
Fiscal Year Ended September 29, 2006 and Quarters Ended September 29, 2006,
June 30, 2006, March 31, 2006 and December 30, 2005
(dollars in millions)

	Fiscal Year Ended	Quarters Ended
	September 29,	September 29,	June 30,	March 31,	December 30,
	2006	2006	2006	2006	2005
Net Sales:
Medical Devices	$5,711	$1,473	$1,458	$1,425	$1,355
Imaging Solutions	870	228	227	215	200
Pharmaceutical Products	1,219	314	307	313	285
Medical Supplies	992	253	255	245	239
Retail Products	855	213	217	210	215
	$9,647	$2,481	$2,464	$2,408	$2,294